EXHIBIT  11

                      Congoleum Corporation
                 Computation of Per Share Earnings
         (Amounts in thousands, except earnings per share)

                                              Primary       Fully diluted
                                            earnings per     earnings per
Three months ended June 30, 1996            common share     common share
- --------------------------------            ------------    -------------
Net income                                   $     4,850     $      4,850
(less) preferred dividends                            --               --
                                            ------------    -------------
  Earnings for per-share calculations        $     4,850     $      4,850
                                            ------------    -------------
Average number of shares outstanding              10,000           10,000
Average stock option shares                           --               --
Average warrant shares                                --               --
                                            ------------    -------------
  Shares for earnings calculation                 10,000           10,000
                                            ------------    -------------
Earnings per share                           $      0.48     $       0.48
                                            ============    =============

Three months ended June 30, 1995
- --------------------------------
Net income                                   $     3,821     $      3,821
(less) preferred dividends                            --               --
                                            ------------    -------------
  Earnings for per-share calculations        $     3,821     $      3,821
                                            ------------    -------------
Average number of shares outstanding              10,000           10,000
Average stock option shares                           46               46
Average warrant shares                                --               --
                                            ------------    -------------
  Shares for earnings calculation                 10,046           10,046
                                            ------------    -------------
Earnings per share                           $      0.38     $       0.38
                                            ============    =============

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

                                                         EXHIBIT  11

                      Congoleum Corporation
                 Computation of Per Share Earnings
       (Amounts in thousands, except earnings per share)

                                                Primary     Fully diluted
                                             earnings per    earnings per
Six months ended June 30, 1996               common share    common share
- ------------------------------               ------------   -------------
Net income                                    $     3,806    $      3,806
(less) preferred dividends                             --              --
                                             ------------   -------------
  Earnings for per-share calculations         $     3,806    $      3,806
                                             ------------   -------------
Average number of shares outstanding               10,000          10,000
Average stock option shares                            --              --
Average warrant shares                                 --              --
                                             ------------   -------------
  Shares for earnings calculation                  10,000          10,000
                                             ------------   -------------
Earnings per share                            $      0.38    $       0.38
                                             ============   =============

Six months ended June 30, 1995
- ------------------------------
Net income                                    $     6,340    $      6,340
(less) preferred dividends                             --              --
                                             ------------   -------------
  Earnings for per-share calculations         $     6,340    $      6,340
                                             ------------   -------------
Average number of shares outstanding               10,000          10,000
Average stock option shares                            45              56
Average warrant shares                                 --              --
                                             ------------   -------------
  Shares for earnings calculation                  10,045          10,056
                                             ------------   -------------
Earnings per share                            $      0.63    $       0.63
                                             ============   =============

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